UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2008

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

License Agreement

On April 8, 2008, ClearPoint Resources, Inc. (“CPR”), a wholly owned subsidiary of ClearPoint Business Resources, Inc. (the “Company”), entered into the License Agreement dated April 8, 2008 (the “License Agreement”) with Koosharem Corp., doing business as Select Staffing (“Select”). The initial term of the License Agreement is for a period of six years and will automatically renew for successive one year periods thereafter.

Pursuant to the License Agreement, CPR granted to Select a non-exclusive, non-transferable right and license to use the Network, as defined in the License Agreement, as a hosted front-office tool. CPR exclusively retains all right, title and interest in and to the Network. In addition, Select agrees to become a supplier of temporary personnel to third party clients through the Network and to fulfill agreed-upon orders for such personnel accepted by Select through the Network. CPR will pay Select for such services as a supplier based on billable work hours approved by the client at an agreed-upon hourly bill rate. CPR also agrees to permit Select to use the Network to find and select third-party, temporary personnel vendors to fulfill orders for Select’s end-user client. Select will pay CPR for approved time submitted by such temporary personnel vendors at an agreed-upon rate, and CPR will then pay each vendor following receipt of payment from Select.

In consideration of the license granted, Select agreed to pay a non-refundable fee equal to $1,200,000, of which $900,000 was paid on April 8, 2008 and $300,000 on July 1, 2008. If Select uses the Network to find and select third-party, temporary personnel vendors to fulfill orders for Select’s end-user clients, then the parties agree to split the net amount billed to the end-user clients less the amount paid to such vendors (the “Revenue Fee”). The monthly Revenue Fees are split between the parties as provided in the License Agreement.

In the event CPR cannot present candidates to Select for orders by certain deadlines provided in the License Agreement, CPR must pay Select a fee (an “Order Fee”) calculated based on the number of hours and bill rate for the order. Subject to certain limitations set forth in the License Agreement, Select may use its Order Fees and its portion of Revenue Fees to offset any amounts owed to CPR.

Temporary Help Services Subcontract

On April 8, 2008, CPR entered into the Temporary Help Services Subcontract dated April 8, 2008 (the “Subcontract”) with Select. The Subcontract has a term of five years, expiring April 7, 2013, but the effective date of the terms, conditions, agreements, responsibilities and obligations of the parties is March 30, 2008.

Pursuant to the Subcontract, CPR subcontracts to Select the customer contracts and contract rights previously serviced on behalf of CPR by other entities (the “Customers”). The other entities which previously serviced the Customers, as defined in the Subcontract, were TZG Enterprises, LLC (a former franchisee of the Company) and Optos Capital, LLC (“Optos”) (a former licensee of CPR, solely owned by Chris Ferguson, the former President, Secretary and Director of the Company and CPR). Select agrees to supply temporary employees (“Temps”) to Customers as requested and to manage certain administrative tasks relating to the Temps. Select agrees to be solely responsible for liabilities, expenses and costs pertaining to the employees of Select, the Temps and any other individuals servicing the Customers including, but not limited to, all payroll, payroll taxes, benefits, insurance and certain expenses related to workers’ compensation matters. Select retains the right to take whatever actions it deems necessary in connection with the servicing and administration of the Customers consistent with its own policies and procedures.

Pursuant to the Subcontract, the parties agree that Select will directly interface with the Customers, but at no time will CPR relinquish its ownership, right, title or interest in or to its contracts with the Customers (the “Contracts”). Subject to certain exceptions, upon expiration of the Subcontract, CPR will abandon such rights in the Contracts and Select may solicit the Customers serviced under the Subcontract.

Select is responsible for invoicing the Customers and for collection of payment with regard to services provided to Customers by Select. During each one year period of the term, Select will pay CPR 10% of such year’s annual gross sales, not exceeding $36,000,000 annually in gross sales, generated by the Customers and Contracts as well as certain other revenue generated by location, as set forth in the Subcontract. Such amounts are subject to acceleration. Other adjustments to the fees may be made in the event of the occurrence of certain events or upon mutual agreement of the parties following a review gross billings produced.

The foregoing is a summary of the material provisions of the License Agreement and the Subcontract (collectively, the “Agreements”). This summary is not intended to be complete and is qualified in its entirety by reference to the Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008. The Agreements also include various representations, warranties, covenants, indemnification, termination, confidentiality and other provisions, as applicable, customary for transactions of this nature.

Item 1.02	Termination of a Material Definitive Agreement.

The Company has previously reported that, on February 28, 2008, CPR and its subsidiary, ClearPoint Workforce, LLC, entered into the Licensing Agreement (the “Licensing Agreement”), with Optos pursuant to which CPR (i) granted to Optos a non-exclusive license to use the ClearPoint Property and the Program, both as defined in the Licensing Agreement, which included certain intellectual property of CPR, and (ii) licensed and subcontracted to Optos the client list previously serviced by TZG Enterprises, LLC (a former franchisee of the Company). Christopher Ferguson, the Company’s and CPR’s former director, President and Secretary, is the sole member of Optos. Pursuant to the Voting Agreement, dated as of February 12, 2007, Mr. Ferguson is an indirect beneficial owner, as a sole member of Optos, of more than 50% of issued and outstanding shares of the Company’s common stock.

In connection with the Agreements described in Item 1.01 above, on April 8, 2008, CPR and Optos mutually terminated the foregoing Licensing Agreement, effective as of March 30, 2008, pursuant to a Termination Agreement dated April 8, 2008 (the “Termination Agreement”). Pursuant to the Termination Agreement, all rights, duties, obligations, liabilities and other provisions of the Licensing Agreement that survive after termination continue in effect following termination.

The parties agreed that in connection with the termination of the Licensing Agreement, CPR will pay to Optos a net termination fee to cover Optos’ reasonable net costs incurred, if any, when winding up the temporary staffing operations of Optos associated with terminating the Licensing Agreement, less any net profit earned by Optos as a licensee of CPR prior to the Termination Agreement. Optos will pay CPR should such net amount be negative. The parties agree to negotiate in good faith to determine a fair and reasonable net termination fee in a timely manner.

The foregoing is a summary of the material provisions of the Termination Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Termination Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008. The Termination Agreement also includes various covenants and other provisions customary for the transaction of this nature.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2008

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
Name:	Michael Traina
Title:	Chief Executive Officer

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